Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way • Irvine, CA USA •92614 Phone: 949.250.2500 • Fax: 949.250.2525 www.edwards.com

NEWS RELEASE

Media Contact:	Amanda C. Fowler, 949-250-5070
Investor Contact:	David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES REPORTS STRONG SECOND QUARTER

RESULTS AND RAISES FULL YEAR OUTLOOK

•   20 Percent Reported Sales Growth

•   Transcatheter Heart Valve Sales Exceed $13 Million

IRVINE, Calif., July 22, 2008 – Edwards Lifesciences Corporation (NYSE: EW), a world leader in products and technologies to treat advanced cardiovascular disease, today reported net income for the quarter ended June 30, 2008 of $39.7 million, or $0.67 per diluted share, compared to net income of $34.9 million, or $0.57 per diluted share for the same period in 2007.  Excluding the special item from this quarter detailed in the reconciliation table below, second quarter 2008 net income was $39.0 million, or
$0.66 per diluted share.

Second quarter net sales increased 20.2 percent to $327.6 million, compared to $272.6 million in the same quarter last year.  Underlying sales growth was 13.3 percent, excluding a favorable foreign exchange impact of $19.5 million and a $1.7 million reduction from discontinued businesses.

“We’re very pleased with our strong second quarter sales, as all of our franchises reported double-digit sales growth,” said Michael A. Mussallem, Edwards Lifesciences’ chairman and CEO.

“This quarter was also highlighted by the strong uptake of our Edwards SAPIEN valve in Europe where procedural success continues to be impressive.”

Sales Results

For the second quarter, the company reported Heart Valve Therapy sales of $162.6 million, a 23.8 percent increase over prior year, which included a $9.7 million positive contribution from foreign exchange.  Sales were accelerated by $13.6 million of Edwards SAPIEN transcatheter heart valves.

EDWARDS LIFESCIENCES REPORTS STRONG SECOND QUARTER RESULTS AND RAISES FULL YEAR OUTLOOK

“Our base heart valve business, which excludes transcatheter heart valve sales, performed well this quarter, driven by strong double-digit international sales growth and improved U.S. performance,” said Mussallem.

Critical Care sales of $116.6 million grew 19.7 percent over last year, which included a $7.6 million positive contribution from foreign exchange.  Sales of the FloTrac system continued to be the biggest growth driver this quarter.

Cardiac Surgery Systems sales for the quarter were $23.5 million, an increase from $15.2 million in the same quarter last year, due to the successful integration and growth of the recently acquired CardioVations product line.

Vascular sales grew 11.7 percent to $24.9 million compared to the same period in 2007.

Domestic and international sales for the second quarter were $139.7 million and $187.9 million, respectively.

Additional Operating Results

For the quarter, Edwards’ gross profit margin was 65.5 percent compared to 65.3 percent in the same period last year.  This increase resulted from a more profitable product mix, largely offset by the temporary impact of foreign exchange hedge agreements and contract manufacturing.

Selling, general and administrative expenses were $126.5 million for the quarter, or 38.6 percent of sales, compared to $101.7 million in the prior year.  The $24.8 million increase was due primarily to a significant impact from foreign exchange, higher levels of spending, including the Edwards SAPIEN transcatheter heart valve launch in Europe and compensation expense related to the company’s strong sales performance.

Research and development expenses were $35.4 million for the quarter, or 10.8 percent of sales, compared to $29.1 million in the year ago period.  The increased level of spending was focused primarily on Edwards’ transcatheter and surgical valve programs, as well as the company’s Critical Care development efforts.

During the quarter, Edwards recorded a special gain of $0.8 million representing the reversal of previously accrued severance costs.

Free cash flow generated during the quarter was $17.4 million, calculated as cash flow from operating activities of $29.0 million minus capital expenditures of $11.6 million.  At June 30, 2008, total debt was $141.7 million, while cash and cash equivalents were $188.2 million.

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EDWARDS LIFESCIENCES REPORTS STRONG SECOND QUARTER RESULTS AND RAISES FULL YEAR OUTLOOK

During the quarter, Edwards redeemed its $150 million convertible debenture by issuing shares and subsequently repurchased approximately $150 million in shares.  Given the current stock price, the company now expects fully diluted shares outstanding to be approximately 59 million in the second half of the year.

Six-Month Results

For the six months ended June 30, 2008, the company recorded net income of $57.9 million, or $0.98 per diluted share, compared to $68.1 million, or $1.11 per diluted share for the same period of 2007. Excluding special items from the current year detailed in the reconciliation table below, non-GAAP net income for the first six months in 2008 was $72.2 million, or $1.22 per diluted share.

Net sales for the first six months of 2008 totaled $624.4 million, an increase of 16.3 percent over the same period last year.  Foreign exchange contributed $32.5 million to the period’s growth and was partially offset by discontinued businesses of $5.8 million.  Underlying growth was 11.2 percent for the first six months. Domestic and international sales for the six months were $275.2 million and $349.2 million, respectively.

2008 Outlook

Edwards is raising the midpoint of its 2008 sales guidance by $25 million to between $1.24 billion and $1.28 billion.  This revised range reflects strength across all product lines.

“We estimate that third quarter 2008 diluted EPS will be between $0.53 and $0.57.  We are increasing our full year estimate by $0.05, to between $2.50 and $2.58 per diluted share, excluding special items, which represents a 2008 growth rate of approximately 20 percent,” said Mussallem.

About Edwards Lifesciences

Edwards Lifesciences is the global leader in the science of heart valves and hemodynamic monitoring.  Headquartered in Irvine, Calif., Edwards treats advanced cardiovascular disease with its market-leading heart valve therapies, and critical care and vascular technologies.  In 2008, Edwards celebrates 50 years of partnering with clinicians to develop life-saving innovations.  The company’s global brands, which are sold in approximately 100 countries, include CardioVations, Carpentier-Edwards, Cosgrove-Edwards, FloTrac, Fogarty, PERIMOUNT Magna and Swan-Ganz. Additional company information can be found at http://www.edwards.com.

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EDWARDS LIFESCIENCES REPORTS STRONG SECOND QUARTER RESULTS AND RAISES FULL YEAR OUTLOOK

Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 5:00 p.m. ET to discuss its second quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using account number 2995 and conference number 288895.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards’ web site at www.edwards.com or www.edwards.com/InvestorRelations.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements include, but are not limited to, the company’s ability to achieve financial goals for sales, gross profit margin, net income, earnings per share and free cash flow; regulatory approval of new products in, and competitive dynamics associated with, the company’s heart valve therapy product line; the continued adoption and sales of the FloTrac system; the timing and progress of clinical studies relating to the company’s transcatheter valve technologies and the market opportunity for these products; and the impact of foreign exchange and special items on the company’s results. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include the opportunities for the company’s transcatheter valve programs and the ability of the company to continue to lead in the development of this field; the company’s success in creating new market opportunities for its products and the timing of new product launches; the impact of currency exchange rates; the timing or results of pending or future clinical trials; actions by the U.S. Food and Drug Administration and other regulatory agencies; and other risks detailed in the company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2007.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the company uses non-GAAP financial measures that exclude certain items, such as special charges and gains, results of discontinued product lines, and fluctuations in exchange rates.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business.  Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  Certain guidance is provided on a non-GAAP basis that excludes special items and foreign exchange fluctuations due to the inherent difficulty in forecasting such items.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented.  Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Edwards is a trademark of Edwards Lifesciences Corporation.  Edwards Lifesciences, Edwards SAPIEN, CardioVations, Carpentier-Edwards, Cosgrove-Edwards, FloTrac, Fogarty,

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EDWARDS LIFESCIENCES REPORTS STRONG SECOND QUARTER RESULTS AND RAISES FULL YEAR OUTLOOK

PERIMOUNT Magna and Swan-Ganz are trademarks of Edwards Lifesciences Corporation and are registered in the United States Patent and Trademark Office.

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EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2008	2007	2008	2007

Net sales	$327.6	$272.6	$624.4	$536.7
Cost of goods sold	113.0	94.7	215.9	187.9

Gross profit	214.6	177.9	408.5	348.8

Selling, general and administrative expenses	126.5	101.7	241.1	200.3
Research and development expenses	35.4	29.1	68.3	57.9
Special (gains) charges, net	(0.8)	—	9.3	—
Interest expense, net	0.4	0.4	0.8	0.6
Other expense (income), net	1.0	(0.1)	2.2	(1.4)

Income before provision for income taxes	52.1	46.8	86.8	91.4
Provision for income taxes	12.4	11.9	28.9	23.3
Net income	$39.7	$34.9	$57.9	$68.1

Earnings per share:
Basic earnings per share	$0.72	$0.61	$1.04	$1.18
Diluted earnings per share	$0.67	$0.57	$0.98	$1.11

Weighted average common shares outstanding:
Basic	55.4	57.5	55.8	57.7
Diluted	60.2	63.0	60.7	63.2

Operating Statistics
As a percentage of net sales:
Gross profit	65.5%	65.3%	65.4%	65.0%
Selling, general and administrative expenses	38.6%	37.3%	38.6%	37.3%
Research and development expenses	10.8%	10.7%	10.9%	10.8%
Income before provision for income taxes	15.9%	17.2%	13.9%	17.0%
Net income	12.1%	12.8%	9.3%	12.7%

Effective tax rate	23.8%	25.4%	33.3%	25.5%

Computation of Diluted Earnings per Share
Net income	$39.7	$34.9	$57.9	$68.1
Adjustment for convertible debt interest expense	0.7	1.0	1.7	2.0
Adjusted net income	$40.4	$35.9	$59.6	$70.1

Weighted average common shares outstanding used to calculate diluted earnings per share excluding convertible debt	58.2	60.3	58.3	60.5

Weighted average common shares outstanding for the convertible debt	2.0	2.7	2.4	2.7

Weighted average common shares outstanding used to calculate diluted earnings per share including the convertible debt	60.2	63.0	60.7	63.2

Diluted earnings per share including the convertible debt	$0.67	$0.57	$0.98	$1.11

Note: Numbers may not foot due to rounding

EDWARDS LIFESCIENCES CORPORATION

Unaudited Balance Sheets

(in millions)

	June 30,	December 31,
	2008	2007
ASSETS

Current assets
Cash and cash equivalents	$188.2	$141.8
Short-term investments	19.9	49.4
Accounts and other receivables, net	173.3	145.3
Inventories, net	136.8	152.6
Deferred income taxes	30.6	30.2
Prepaid expenses	41.7	25.4
Other current assets	44.6	37.0
Total current assets	635.1	581.7

Property, plant and equipment, net	224.6	228.2
Goodwill	315.7	350.3
Other intangible assets, net	109.6	122.5
Investments in unconsolidated affiliates	27.1	34.3
Deferred income taxes	17.2	13.8
Other assets	19.0	14.3

Total assets	$1,348.3	$1,345.1

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$226.6	$225.4
Convertible debt	—	150.0
Total current liabilities	226.6	375.4

Long-term debt	141.7	61.7
Other long-term liabilities	82.7	73.0

Stockholders’ equity
Common stock	72.7	68.6
Additional contributed capital	884.0	680.6
Retained earnings	606.5	548.6
Accumulated other comprehensive income	19.2	7.5
Common stock in treasury, at cost	(685.1)	(470.3)
Total stockholders’ equity	897.3	835.0

Total liabilities and stockholders’ equity	$1,348.3	$1,345.1

EDWARDS LIFESCIENCES CORPORATION

Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP financial measures that exclude certain items, such as special charges and gains, results of discontinued products, and fluctuations in exchange rates. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Certain guidance is provided only on a non-GAAP basis that excludes special items and foreign exchange fluctuations due to the inherent difficulty in forecasting such items. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, nor superior to, the corresponding measures calculated in accordance with GAAP.

 The items described below are excluded from the GAAP financial results in the reconciliations that follow:

Special (Gains) Charges, net - The Company incurred certain special charges and gains in 2008 related to the following:

1)       Loss on sale of product line:    $8.1 million net loss on the sale of the LifeStent product line in the first quarter of 2008;

2)  Litigation settlement:    $2.1 million charge for a litigation settlement;

3)      Realignment expenses, net:    $1.3 million charge for executive severance in the first quarter of 2008 associated with the Company’s business realignment, offset by a $1.4 million gain from the reversal of previously accrued severance costs from the fourth quarter of 2007 related to the sale of the LifeStent product line; $0.8 million gain in the second quarter of 2008 from the reversal of previously accrued severance costs in the fourth quarter of 2007 related to the global reduction in workforce.

Given the magnitude and unusual nature of these special charges and gains relative to the operating results for the periods presented, these items have been excluded from non-GAAP net income.

Results of Discontinued Products – The Company has discontinued certain products during the periods presented. As discontinued products do not have a continuing contribution to operations, management believes that excluding such items from the Company’s sales growth provides investors with a means of evaluating the Company’s on-going operations. In light of the significance of the impact these products had on the sales growth of the Company, the sales results of these products have been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and sales growth rates of the Company’s underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more meaningful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

EDWARDS LIFESCIENCES CORPORATION

Reconciliation of GAAP to Non-GAAP Financial Information

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2008	2007	2008	2007

GAAP net income	$39.7	$34.9	$57.9	$68.1

Reconciling items:

Special (gains) charges, net
1) Loss on sale of product line	—	—	8.1	—
2) Litigation settlement	—	—	2.1	—
3) Realignment expenses, net	(0.8)	—	(0.9)	—
Total special (gains) charges, net	(0.8)	—	9.3	—

Provision for income taxes
Tax effect on non-GAAP adjustments (A)	0.1	—	5.0	—
Total provision for income taxes, net	0.1	—	5.0	—

Non-GAAP net income	$39.0	$34.9	$72.2	$68.1

Non-GAAP earnings per share:
Basic non-GAAP earnings per share	$0.70	$0.61	$1.29	$1.18
Diluted non-GAAP earnings per share (B)	$0.66	$0.57	$1.22	$1.11

Non-GAAP weighted average shares outstanding:
Basic	55.4	57.5	55.8	57.7
Diluted	60.2	63.0	60.7	63.2

Notes 1 - 3: See description of Special (Gains) Charges, net on the previous page.

(A) The tax effect on non-GAAP adjustments is calculated using the relevant tax jurisdictions’ statutory tax rates.

(B) Diluted non-GAAP earnings per share is calculated by adding back to net income $0.7 million for the quarter in interest expense related to the convertible debt, and $1.7 million for the six month period, then dividing by the weighted average diluted shares outstanding.

Note: Numbers may not calculate due to rounding

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Sales by Product Line and Region

(in millions)

					2008 Adjusted		2007 Adjusted
Sales by Product Line (QTD)	2Q 2008	2Q 2007	Change	GAAP Growth Rate	Discontinued Product Line Impact	2Q 2008 Underlying Sales	Discontinued Product Line Impact	FX Impact	2Q 2007 Underlying Sales	Underlying Growth Rate *
Heart Valve Therapy	$162.6	$131.3	$31.3	23.8%	$—	$162.6	$(2.1)	$9.7	$138.9	17.2%
Critical Care	116.6	97.4	19.2	19.7%	—	116.6	—	7.6	105.0	11.0%
Cardiac Surgery Systems	23.5	15.2	8.3	54.6%	(0.2)	23.3	4.7	1.0	20.9	11.8%
Vascular	24.9	22.3	2.6	11.7%	(9.9)	15.0	(8.1)	1.2	15.4	(2.5)%
Other Distributed Products	—	6.4	(6.4)	(100.0)%	—	—	(6.3)	—	0.1	(100.0)%
Total Sales	$327.6	$272.6	$55.0	20.2%	$(10.1)	$317.5	$(11.8)	$19.5	$280.3	13.3%

					2008 Adjusted		2007 Adjusted
Sales by Product Line (YTD)	YTD 2Q 2008	YTD 2Q 2007	Change	GAAP Growth Rate	Discontinued Product Line Impact	YTD 2008 Underlying Sales	Discontinued Product Line Impact	FX Impact	YTD 2007 Underlying Sales	Underlying Growth Rate *
Heart Valve Therapy	$309.3	$260.8	$48.5	18.6%	$—	$309.3	$(3.9)	$15.8	$272.7	13.4%
Critical Care	223.3	188.3	35.0	18.6%	(0.6)	222.7	—	12.8	201.1	10.7%
Cardiac Surgery Systems	44.9	32.0	12.9	40.3%	(0.2)	44.7	7.0	1.8	40.8	9.7%
Vascular	46.9	42.5	4.4	10.4%	(17.7)	29.2	(14.2)	2.0	30.3	(3.7)%
Other Distributed Products	—	13.1	(13.1)	(100.0)%	—	—	(13.2)	0.1	—	(101.9)%
Total Sales	$624.4	$536.7	$87.7	16.3%	$(18.5)	$605.9	$(24.3)	$32.5	$544.9	11.2%

Sales by Region (QTD)	2Q 2008	2Q 2007	Change	GAAP Growth Rate
United States	$139.7	$120.5	$19.2	15.9%
Europe	105.7	78.5	27.2	34.6%
Japan	45.5	42.3	3.2	7.6%
Rest of World	36.7	31.3	5.4	17.3%
International	187.9	152.1	35.8	23.5%
Total	$327.6	$272.6	$55.0	20.2%

Sales by Region (YTD)	YTD 2Q 2008	YTD 2Q 2007	Change	GAAP Growth Rate
United States	$275.2	$244.6	$30.6	12.5%
Europe	196.9	152.4	44.5	29.2%
Japan	83.3	80.9	2.4	3.0%
Rest of World	69.0	58.8	10.2	17.3%
International	349.2	292.1	57.1	19.5%
Total	$624.4	$536.7	$87.7	16.3%

* Numbers may not calculate due to rounding.